Exhibit 5.1
ATTORNEYS & COUNSELORS 112 East Pecan Street, Suite 2400 San Antonio, TX 78205 (210) 978-7700, Fax (210) 978-7790 www.jw.com

May 3, 2013

CST Brands, Inc.

One Valero Way

Building D, Suite 200

San Antonio, Texas 78249

Re:	Registration Statement on Form S-8 for the CST Brands, Inc. 2013 Omnibus Stock Incentive Plan and CST Brands, Inc. Savings Plan

Gentlemen:

We have acted as counsel to CST Brands, Inc. (the “Company”) in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 8,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of the Company. The Shares are issuable pursuant to the CST Brands, Inc. 2013 Omnibus Stock Incentive Plan (the “2013 Plan”) and the CST Brands, Inc. Savings Plan (the “401(k) Plan” and collectively with the 2013 Plan, the “Plans”).

We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized and will be validly issued, fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plans.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

Very truly yours,

/s/ JACKSON WALKER L.L.P.